SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 2, 1996


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 5.  Other Events
- ---------------------

     On July 2, 1996, Smith Corona Corporation ("Smith Corona") issued a press release announcing that it filed an amended Plan of Reorganization and Disclosure Statement with the U.S. Bankruptcy Court for the District of Delaware on July 2, 1996, which contains several new provisions to the Plan. Copies of the Disclosure Statement are available, upon written request, from: Delaware Legal Copy, 704 King Street, Wilmington, Delaware, 19899.

     Also, on July 8, 1996, Smith Corona issued a press release announcing that it has reached agreement with Chemical Bank, agent, and Bank of America Illinois to amend the debtor-in-possession financing agreement and extend the maturity date to the earlier of September 30, 1996, or confirmation of a plan of reorganization.

     Additionally, on July 16, 1996, Smith Corona issued a press release announcing that it has received approval from the U.S. Bankruptcy Court on three significant motions: the company's Disclosure Statement for the second amended Plan of Reorganization; the sale of Smith Corona labeler machine manufacturing capability and technology to Kroy, Inc.; and the extension of exclusivity to the earlier of September 27, 1996 or confirmation of a Plan of Reorganization.

     Smith Corona filed under Chapter 11 on July 5, 1995.

     Copies of the press releases are attached hereto as exhibits
99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.
                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: July 19, 1996            SMITH CORONA CORPORATION



                              By: /S/ John A. Piontkowski
                                  John A. Piontkowski
                                  Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial Officer)

                              By: /s/ Martin D. Wilson
                                   Martin D. Wilson
                                   Vice President/Controller
                                   (Principal Accounting Officer)

                     INDEX TO EXHIBITS


Exhibit No.                                  Description
- -----------                                  -----------

  99.1                                      News Release
  99.2                                      News Release
  99.3                                      News Release